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                                                                       Exhibit N

                      CONSENT OF INDEPENDENT ACCOUNTANTS
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We hereby consent to the use in this Registration Statement on Form N-2 of our report dated June 21, 2001, relating to the statement of assets and liabilities of PIMCO Municipal Income Fund as of June 20, 2001 and the related statement of operations for the one day then ended. We also consent to the reference to us under the heading "Independent Accountants" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
New York, New York
June 25, 2001